UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/13/2008

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As previously announced, on July 18, 2007, the Board of Directors of Assurant, Inc. (the "Company") appointed Michael J. Peninger as interim Chief Financial Officer of the Company. In recognition of his outstanding performance in this role, on November 13, 2008, the Compensation Committee of the Board of Directors of the Company granted Mr. Peninger a restricted stock award under the Assurant, Inc. Long Term Executive Incentive Plan with a value of $250,000, based on the market price of the Company's common stock as of the grant date. The restricted stock award will vest one third annually, beginning on the first anniversary of the grant date, and will be fully vested on the third anniversary of the grant date.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: November 18, 2008	By:	/s/ Stephen W. Gauster
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary